UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 17, 2008

(Date of earliest event reported)

Quest Resource Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification No.)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive office)(Zip Code)

(405) 600-7704

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to the “market flex” rights contained in the commitment papers related to the Amended and Restated Credit Agreement dated as of November 15, 2007 among Quest Resource Corporation, as initial co-borrower, Quest Cherokee, LLC, as borrower, Quest Energy Partners, L.P., as a guarantor (the “Partnership”), Royal Bank of Canada, as administrative agent and collateral agent, Keybank National Association, as documentation agent, and the lenders party thereto (the “Credit Agreement”), on April 17, 2008, the parties to the Credit Agreement (except Quest Resource Corporation) entered into an amendment to the Credit Agreement (the “Amendment”). The Amendment is effective as of April 15, 2008.

The Amendment changed the maturity date from November 15, 2012 to November 15, 2010, and increased the applicable rate at which interest will accrue under the Credit Agreement by 1%. Interest will now accrue at either LIBOR plus a margin ranging from 2.25% to 2.875% (depending on the utilization percentage) or the base rate plus a margin ranging from 1.25% to 1.875% (depending on the utilization percentage).

Royal Bank of Canada elected to exercise its market flex rights and modify the terms of the Credit Agreement after it was unable to sell down its commitment under the Credit Agreement to its desired hold amount. The exercise of the market flex should increase the attractiveness of the Credit Agreement to other lenders and thus increase the likelihood of a successful syndication.

Given the year-to-date decrease in LIBOR, the 1% increase in the applicable borrowing rate does not currently impact the Partnership’s previously issued guidance for net interest expense for the first quarter and full year 2008.

The Amendment also eliminated the “accordion” feature in the Credit Agreement, which gave Quest Cherokee the option to request an increase in the aggregate revolving commitment from $250 million to $350 million. There was no commitment on the part of the lenders to agree to such a request.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K.

(d)	Exhibits

Exhibit Number	Description
10.1

First Amendment to Amended and Restated Credit Agreement, effective as of April 15, 2008, by and among Quest Cherokee, LLC, Royal Bank of Canada, Keybank National Association, and the Lenders Party Thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

/s/ David E. Grose
By:	David E. Grose
Chief Financial Officer

Date: April 23, 2008